FRONTIER CORPORATION

             PLAN FOR THE DEFERRAL OF DIRECTORS FEES

                         Amendment No. 1


     Pursuant to Section 14, the Plan is amended, effective March

16, 1999, as follows:

     1.  Section 9 is amended by deleting the second paragraph of the current provision in its entirety and substituting  in its place the following:

               Payments from a Participant Fixed Income Account shall be made only in cash. Prior to a Change in Control (as defined in Section 11), payments from a Participant Common Stock Account shall be made only in whole shares of Common Stock with any fractional share which is part of a lump sum payment or a final installment made in cash. On and after a Change in Control, such payments shall be made in cash or in shares, as determined by the participant, in accordance with a participant's election and the provisions of
          Section 11 hereof.   Each participant or beneficiary
          shall execute any documents reasonably deemed necessary by the Administrator to comply with any applicable securities laws.

     2.  Section 11 is amended by deleting the current provision in its entirety and substituting  in its place the following:

     11.  Change in Control
          In the event of a Change in Control, as defined in the trust agreement, amounts credited to Participant Accounts shall be paid out in cash or in shares, as determined by the participant, in accordance with the terms of the trust agreement and any participant elections. If no trust agreement is in effect, "Change in Control" shall have the meaning given this term in the Company's Supplemental Management Pension Plan and benefits shall be paid in accordance with each participant's elections.

          IN WITNESS WHEREOF, the Company has caused its duly

authorized officer to execute this amendment on its behalf

this 23rd day of March 1999.

                                   FRONTIER CORPORATION

                                    /s/ Josephine S. Trubek
                                   By_________________________
                                            Josephine S. Trubek
                                   Title:   Corporate Secretary